AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT



    This Amendment No. 1 (the "First Amendment") is entered into as of
July 25, 1997 to amend the Restated Employment Agreement (the "Employment Agreement") dated as of March 26, 1996 by and between Countrywide Credit
Industries, Inc., a Delaware corporation ("Employer") and Angelo R. Mozilo ("Officer"). Capitalized terms used herein shall have the meaning set forth in the Employment Agreement unless otherwise defined herein.

        WHEREAS, Employer and Officer previously entered into the
         Employment Agreement; and
                  WHEREAS, Employer and Officer desire to amend the Employment Agreement to make the changes described herein;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

                  1. A new Section 4(h) is hereby added to the Employment Agreement to read in its entirety as follows:

     (h) Employer shall pay to Officer as an additional benefit the sum of $100,000 per year in each of the fiscal years ended February 28 (29), 1998 through and including 2001, which amount shall be payable monthly in equal installments of $8,333.33, subject to normal withholding of state and federal income taxes, provided that the installment due for August, 1997 shall also include the installment payments for the months of March through and including July, 1997.

                  2. Except as so amended, the Employment Agreement shall continue in full force and effect.


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    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                  Countrywide Credit Industries, Inc.



                  /s/______________________________

                  Name  Sandor E. Samuels_________
                  Title    Managing Director__________



                  Officer



                  /s/_________________________________
                  Angelo R. Mozilo